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GLOBAL PREFERRED HOLDINGS, INC.                           FOR IMMEDIATE RELEASE

CONTACT: Bradley Barks                                    PHONE: 770/248-3531

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                    GLOBAL PREFERRED HOLDINGS, INC. ANNOUNCES
                              FIRST QUARTER RESULTS

ATLANTA May 16, 2003 - Global Preferred Holdings, Inc. reported net income of $461,000, or $0.11 per share for the quarter ended March 31, 2003. This represents a decrease of $691,000, or 60%, from $1.2 million, or $0.28 per share in the same period a year ago. The decline in net income is due to the continuing weakness in the equity markets, an increase in death claims, and an increase in operating expenses.

         The primary cause of the drop in net income was depressed separate account values of variable products that generate lower fee income. Further, lower separate account values also caused amortization of deferred acquisition costs to be $256,000 higher than the same period in 2002. The higher incidence of death claims in the first quarter of 2003 as compared to the respective period in 2002 also contributed to the decrease in net income. The Company believes that the increase in death claims is attributable to normal fluctuations in mortality claims and is not indicative of a trend. In support of growth initiatives and other business activities, operating expenses increased by $150,000 in the first quarter of 2003 over the comparable period in 2002.

         "While we continue to operate in a challenging economic environment, we have positioned ourselves for sustained growth in 2003 and beyond as we continue to implement marketing strategies initiated in late 2002," Ed McKernan, president and CEO of Global Preferred commented. "We are developing new relationships and cultivating numerous opportunities for growth during 2003. Even though profits are down, our operating cash flows were strong, increasing by over 75% to $3.5 million. Our strong cash flows enhance our ability and provide us flexibility in support of our reinsurance businesses."

ABOUT GLOBAL PREFERRED HOLDINGS, INC.

         Global Preferred Holdings, Inc., whose executive offices are located in Duluth, Georgia, is the parent of Global Preferred Re Limited, a Bermuda life reinsurer. As of March 31, 2003, Global Preferred


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Re reinsured over 308,000 life insurance policies, riders and annuity contracts which accounted for life insurance policies with an aggregate face value of more than $8.2 billion and aggregate annuity contract benefits of approximately $217 million.

FORWARD-LOOKING STATEMENTS

         Certain statements in this news release may contain forward-looking statements within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933.

         All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

         We have described some important factors that could cause our actual results to differ materially from our expectations in "Factors that may Affect Future Results of Operations" included as Exhibit 99.3 in our Annual Report on Form 10-K for the year ended December 31, 2002. You should carefully review these risks and additional risks described in other documents we file from time to time with the Securities and Exchange Commission, including quarterly reports on the Form 10-Q. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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                         GLOBAL PREFERRED HOLDINGS, INC.

                           CONSOLIDATED BALANCE SHEETS

                                                                                               DECEMBER 31,          MARCH 31,
                                                                                                   2002                 2003
                                                                                               ------------        ------------
                                                                                                                    (Unaudited)
                                                      Assets
Fixed maturity securities - available for sale (amortized cost of $2,673,762 and
    $2,222,454 for 2002 and 2003, respectively)..........................................      $  2,798,190        $  2,325,836
Cash and cash equivalents                                                                        15,858,256          19,877,786
Investment income due and accrued........................................................            80,882              48,518
Accounts receivable......................................................................           215,500             104,000
Reinsurance balances receivable..........................................................         3,078,949           2,734,799
Reinsured policy loans...................................................................         1,115,994           1,177,247
Deferred acquisition costs...............................................................        49,850,309          48,799,570
Prepaid expenses.........................................................................           888,662             750,654
Current income tax recoverable...........................................................           172,500             159,175
Fixed assets (net of accumulated depreciation of $240,439 and
    $264,321 for 2002 and 2003, respectively)............................................           215,095             191,213
                                                                                               ------------        ------------
               Total assets..............................................................      $ 74,274,337        $ 76,168,798
                                                                                               ============        ============
                                       Liabilities and Stockholders' Equity
Liabilities:
    Future policy benefits...............................................................       $16,923,775        $ 18,159,834
    Reinsurance balances payable.........................................................            42,130              80,706
    Accrued expenses and accounts payable................................................           473,636             524,470
    Accrued interest payable.............................................................           158,219              63,185
    Long term debt.......................................................................         5,000,000           5,000,000
    Deferred tax liability...............................................................         8,354,722           8,571,698
                                                                                               ------------        ------------
               Total liabilities.........................................................        30,952,482          32,399,893
                                                                                               ------------        ------------
Stockholders' equity:
    Common stock, par value $.001, 50,000,000 shares authorized; 4,149,074
      shares issued for 2002 and 2003, respectively......................................             4,149               4,149
    Additional paid-in capital...........................................................        23,326,026          23,326,026
    Accumulated other comprehensive income...............................................            82,125              68,233
    Retained earnings....................................................................        19,958,822          20,419,764
    Treasury stock, at cost (7,390 shares for 2002 and 2003, respectively)...............           (49,267)            (49,267)
                                                                                               ------------        ------------
               Total stockholders' equity................................................        43,321,855          43,768,905
                                                                                               ------------        ------------
Total liabilities and stockholders' equity...............................................      $ 74,274,337        $ 76,168,798
                                                                                               ============        ============


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                         GLOBAL PREFERRED HOLDINGS, INC.

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                                                                       2002              2003
                                                                                                    ----------       ----------
Revenues:
    Premiums.............................................................................           $4,557,410       $4,388,495
    Reinsured policy revenues............................................................            3,595,750        3,231,844
    Net investment income................................................................              214,351           82,988
    Net realized gain on investments.....................................................                7,987               --
                                                                                                    ----------       ----------
       Total revenues....................................................................            8,375,498        7,703,327
                                                                                                    ----------       ----------

Benefits and expenses:
    Benefits, claims and settlement expenses.............................................            2,033,763        2,275,569
    Change in future policy benefits.....................................................              447,013          310,751
    Reinsurance expense allowances, net..................................................            2,209,704        2,074,237
    Amortization of deferred acquisition costs...........................................            1,118,705        1,375,426
    Operating expenses...................................................................              726,704          876,479
    Interest expense.....................................................................               94,171           92,466
                                                                                                    ----------       ----------
       Total benefits and expenses.......................................................            6,630,060        7,004,928
                                                                                                    ----------       ----------
       Income before income tax..........................................................            1,745,438          698,399
    Income tax expense...................................................................             (593,449)        (237,457)
                                                                                                    ----------      -----------
       Net income........................................................................           $1,151,989       $  460,942
                                                                                                    ==========       ==========

Basic earnings per share.................................................................           $     0.28       $     0.11
                                                                                                    ==========       ==========

Diluted earnings per share...............................................................           $     0.28       $     0.11
                                                                                                    ==========       ==========

Weighted-average common shares outstanding...............................................            4,141,684        4,141,684
                                                                                                    ==========       ==========

Total weighted-average common and common equivalent shares outstanding...................            4,141,684        4,141,684
                                                                                                    ==========       ==========